EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form S-8 of Sodexho Alliance of our report dated November 14, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual report on Form 20-F.

Paris, France

July 29, 2003


PricewaterhouseCoopers Audit


/s/ Gerard Dantheny
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Gerard Dantheny